Exhibit 99
Resideo Announces Record Second Quarter 2025 Financial Results; Raises 2025 Outlook; Initiates Third Quarter 2025 Outlook
•Record high second quarter net revenue of $1.94 billion, up 22% year-over-year and above the high-end of outlook range; up 8% on an organic basis with ADI up 10% and P&S up 5% on an organic basis(1)
•Total company second quarter gross margin was 29.3%, up 120 basis points year-over-year; Products and Solutions second quarter gross margin was 42.9%, ninth consecutive quarter of year-over-year improvement
•Second quarter net loss of $825 million, compared to net income of $30 million in the second quarter of 2024, due to the one-time expense associated with our announced agreement with Honeywell to terminate the Indemnification Agreement
•Record high second quarter Adjusted EBITDA(2) of $210 million, up 20% year-over-year, and above the high-end of outlook range

SCOTTSDALE, Ariz., August 5, 2025 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets, today announced financial results for the second quarter ended June 28, 2025.

Second Quarter 2025 Financial Highlights
•Record high net revenue of $1,943 million, up 22% compared to $1,589 million in second quarter 2024; above the high-end of the outlook range
•Net loss was $825 million, compared to net income of $30 million in second quarter 2024 due to a $882 million expense associated with our announced agreement with Honeywell to terminate the Indemnification Agreement. In addition to our normally scheduled payment of $35 million made in July 2025, the Company will make a one-time cash payment of $1.59 billion to Honeywell in the third quarter of 2025 upon the closing of the previously announced transaction.
•Record high Adjusted EBITDA of $210 million, up 20% compared to $175 million in second quarter 2024; above the high-end of the outlook range
•Fully diluted (loss) earnings per share was $(5.59) and $0.19 and Adjusted EPS(2) was $0.66 and $0.62 for second quarter 2025 and second quarter 2024, respectively; $0.66 exceeded the high-end of outlook range
•Cash provided by operating activities was $200 million
Management Remarks
“Resideo had an exceptional second quarter, reporting record high results that were above the high-end of the range for all our key financial metrics. We are pleased to report that both the ADI and Products and Solutions segments generated organic net revenue growth, gross margin expansion, and robust Adjusted EBITDA growth,” said Jay Geldmacher, Resideo’s President and CEO.
“With consistent execution and our confidence that the Company will achieve the profitable growth opportunities ahead, we are raising our 2025 outlook. As we embark on the transformative action to spin off ADI, we believe the performance of both businesses is a strong proof point to the future success of each independent company.”

(1) Excludes the impact of the Snap One acquisition of $218 million for consolidated and ADI results as well as net favorable foreign currency fluctuations of $11 million, $7 million and $4 million for consolidated, ADI and P&S results, respectively.
(2) This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934. Resideo management believes the use of such non-GAAP financial measures, specifically Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. See reconciliations of U.S. GAAP results to adjusted results in the accompanying tables.

Products and Solutions Second Quarter 2025 Highlights
•Net revenue was $666 million, up 6% compared to second quarter 2024 and up 5% year-over-year, excluding the impact of foreign currency
•Gross margin was 42.9%, up 160 basis points compared to second quarter 2024
•Income from operations was $142 million, compared to $130 million in second quarter 2024
•Adjusted EBITDA was $167 million, or 25.1% of revenue, compared to $156 million, or 24.8% of revenue, in second quarter 2024
Products and Solutions delivered net revenue of $666 million in second quarter 2025, up 6% compared to second quarter 2024 and 5% year-over-year, excluding the impact of foreign currency. Revenue grew year-over-year across substantially all of our sales channels driven by customer demand for our new products and by price realization. Sales of our BRK products in the electrical distribution channel were strong due to a combination of increasing content per new home and the transition to UL 8th edition products. The retail channel reported record revenue growth, driven by strong point of sale volumes for our new Honeywell Home FocusPRO thermostats and First Alert SC5 connected smart smoke and carbon monoxide detectors. Products and Solutions continued its cadence of introducing new products during the quarter, with the launch of the SC5 as well as new energy and water products designed with user health and safety in mind.
Second quarter 2025 gross margin was 42.9%, compared to 41.3% in the prior year, primarily driven by the continued efficient utilization of our manufacturing facilities. Selling, general and administrative expenses increased $1 million and research and development expenses increased $11 million, both compared to second quarter 2024, due to planned investments that we believe will drive future growth. Cost discipline was strong throughout second quarter 2025, and, combined with the strong gross margin expansion, helped drive operating profit of $142 million or 21.3% of revenue, up from $130 million or 20.6% of revenue in second quarter 2024. Adjusted EBITDA grew 7.1% year-over-year in second quarter 2025 to $167 million, with Adjusted EBITDA margin up 30 basis points in second quarter 2025 to 25.1%.
ADI Global Distribution Second Quarter 2025 Highlights
•Net revenue was $1,277 million, up 33% compared to second quarter 2024 and up 10% excluding the impact of the acquisition of Snap One Holdings Corp. (“Snap One”) and foreign currency
•Gross margin was 22.2%, up 280 basis points compared to second quarter 2024
•Income from operations was $71 million, compared to $62 million in second quarter 2024
•Adjusted EBITDA was $107 million, or 8.4% of revenue, compared to $77 million, or 8.0% of revenue in second quarter 2024

ADI delivered net revenue of $1,277 million, up $318 million compared to second quarter 2024. Revenue growth was driven by the contribution from Snap One, continuing commercial customer strength across most product categories, and increasing digital channel contributions. On an organic basis, which excludes $218 million of Snap One revenue and the impact of foreign currency, ADI achieved growth of 10%. Organic average daily sales growth was 10% year-over-year. Organic growth in the e-commerce channel was 19% in the second quarter 2025 compared to 6% growth in the prior year period. Exclusive Brands sales grew 32% year-over-year on an organic basis.

Gross margin was 22.2%, up 280 basis points compared to second quarter 2024. The increase was driven primarily by the inclusion of Snap One, price increases, and higher margin e-commerce and Exclusive Brands sales. Selling, general and administrative and research and development expenses were $188 million in second quarter 2025, up $70 million compared to prior period, which includes expenses from the inclusion of Snap One and planned investments that we believe will drive future growth. Operating profit of $71 million for second quarter 2025 increased 15% from $62 million in second quarter 2024. Adjusted EBITDA increased to $107 million in second quarter 2025 from $77 million in second quarter 2024, primarily due to the positive contribution from Snap One.

Cash Flow and Liquidity
Net cash provided by operating activities was $200 million in second quarter 2025 compared to $92 million of cash provided by operating activities in the second quarter 2024. The generation of cash was primarily driven by strong sales and collections. At June 28, 2025, Resideo had cash and cash equivalents of $753 million and total outstanding gross debt of $2.01 billion.
Outlook
The following table summarizes Resideo’s initiated third quarter 2025 and raised full year 2025 outlook:

($ in millions, except per share data)	Q3 2025	2025
Net revenue	$1,850 - $1,900	$7,450 - $7,550
Non-GAAP Adjusted EBITDA	$220 - $240	$845 - $885
Non-GAAP Adjusted Earnings Per Share	$0.70 - $0.76	$2.75 - $2.87
Non-GAAP Cash Provided by Operations(3)		$405 - $435
(3) Excludes one-time payment to be made to Honeywell upon closing of the transactions contemplating the termination of the Indemnification Agreement.
Conference Call and Webcast Details
Resideo will hold a conference call with investors on August 5, 2025, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo Second Quarter 2025 Earnings” or the conference ID: 7301399.
About Resideo
Resideo is a leading manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets. We are a leader in the home heating, ventilation, and air conditioning controls markets, smoke and carbon monoxide detection home safety and fire suppression products markets, and security products markets. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions new devices sold annually. For more information about Resideo and our trusted, well-established brands including First Alert, Honeywell Home, BRK, Control4, and others, visit www.resideo.com.

Contacts:

Investors:	Media:
Christopher T. Lee	Garrett Terry
Global Head of Strategic Finance	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release and the related conference call contain “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the third quarter 2025 and full year 2025, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (4) risks related to our recently completed acquisitions, including Snap One, and our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (5) the ability of Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (6) risks and uncertainties relating to tariffs that have been or may be imposed by the United States and other governments, (7) risks related to our anticipated separation of Resideo Technologies' Products & Solutions and ADI Global Distribution businesses into two independent publicly traded companies, including that we may experience operational or other disruptions as a result of the separation and the planning therefor, (8) risks relating to the previously announced agreement with Honeywell to terminate the Indemnification Agreement, including the risk that the transaction is not consummated (including due to the unavailability of the related debt financing) or that, if completed, the transaction does not result in the expected enhancement to Resideo's strategic and financial flexibility or does not result in the expected financial benefits, and (9) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G thereunder. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA, Adjusted Earnings Per Share and Non-GAAP Cash Provided by Operations for the third quarter of 2025 and for the fiscal period ending December 31, 2025 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. However, for the third quarter of 2025 and full year 2025 respectively, we anticipate the following expenses in our GAAP to non-GAAP reconciliation: depreciation and amortization of $51 million and $198 million, interest expense, net of $38 million and $136 million, and stock-based compensation expense of $15 million and $61 million.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q2 2025				YTD 2025
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$666	$1,277	$—	$1,943	$1,315	$2,398	$—	$3,713
Cost of goods sold	380	994	—	1,374	760	1,873	—	2,633
Gross profit	286	283	—	569	555	525	—	1,080
Research and development expenses	32	9	—	41	59	17	—	76
Selling, general and administrative expenses	104	179	36	319	205	352	68	625
Intangible asset amortization	6	23	1	30	12	46	2	60
Restructuring, impairment and extinguishment costs	2	1	(1)	2	1	5	—	6
Income (loss) from operations	$142	$71	$(36)	$177	$278	$105	$(70)	$313

	Q2 2024				YTD 2024
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$630	$959	$—	$1,589	$1,250	$1,825	$—	$3,075
Cost of goods sold	370	773	(1)	1,142	745	1,483	—	2,228
Gross profit	260	186	1	447	505	342	—	847
Research and development expenses	21	—	—	21	46	—	—	46
Selling, general and administrative expenses	103	118	59	280	200	220	91	511
Intangible asset amortization	6	6	1	13	12	9	1	22
Restructuring, impairment and extinguishment costs	—	—	11	11	5	2	11	18
Income (loss) from operations	$130	$62	$(70)	$122	$242	$111	$(103)	$250

	Q2 2025 % change compared with prior period				YTD 2025 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	6%	33%	N/A	22%	5%	31%	N/A	21%
Cost of goods sold	3%	29%	(100)%	20%	2%	26%	N/A	18%
Gross profit	10%	52%	(100)%	27%	10%	54%	N/A	28%
Research and development expenses	52%	N/A	N/A	95%	28%	N/A	N/A	65%
Selling, general and administrative expenses	1%	52%	(39)%	14%	3%	60%	(25)%	22%
Intangible asset amortization	—%	283%	—%	131%	—%	411%	100%	173%
Restructuring, impairment and extinguishment costs	N/A	N/A	(109)%	(82)%	(80)%	150%	(100)%	(67)%
Income (loss) from operations	9%	15%	(49)%	45%	15%	(5)%	(32)%	25%

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
(in millions, except per share data)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net revenue	$1,943	$1,589	$3,713	$3,075
Cost of goods sold	1,374	1,142	2,633	2,228
Gross profit	569	447	1,080	847
Operating expenses:
Research and development expenses	41	21	76	46
Selling, general and administrative expenses	319	280	625	511
Intangible asset amortization	30	13	60	22
Restructuring, impairment and extinguishment costs	2	11	6	18
Total operating expenses	392	325	767	597
Income from operations	177	122	313	250
Indemnification Agreement expense (1)	882	47	972	90
Other expenses, net	9	1	15	—
Interest expense, net	24	15	49	28
Net (loss) income before taxes	(738)	59	(723)	132
Provision for income taxes	87	29	96	59
Net (loss) income	(825)	30	(819)	73
Less: preferred stock dividends	8	2	17	2
Net (loss) income available to common stockholders	$(833)	$28	$(836)	$71

(Loss) earnings per common share:
Basic	$(5.59)	$0.19	$(5.65)	$0.49
Diluted	$(5.59)	$0.19	$(5.65)	$0.48

Weighted average common shares outstanding:
Basic	149	146	148	146
Diluted	149	149	148	148
(1) Represents the expense incurred pursuant to the Indemnification Agreement, which, prior to its termination, had an annual cash payment cap of $140 million. The following table summarizes information concerning the Indemnification Agreement:

	Three Months Ended		Six Months Ended
(in millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Accrual for Indemnification Agreement liabilities deemed probable and reasonably estimable	$882	$47	$972	$90
Cash payments made to Honeywell	(35)	(35)	(70)	(70)
Accrual increase, non-cash component in period	$847	$12	$902	$20

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	June 28, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$753	$692
Accounts receivable, net	1,135	1,023
Inventories, net	1,259	1,237
Other current assets	245	220
Total current assets	3,392	3,172

Property, plant and equipment, net	426	410
Goodwill	3,126	3,072
Intangible assets, net	1,137	1,176
Other assets	434	369
Total assets	$8,515	$8,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,102	$1,073
Accrued liabilities	655	577
Current obligations payable under the Indemnification Agreement	1,625	140
Total current liabilities	3,382	1,790

Long-term debt	1,983	1,983
Non-current obligations payable under the Indemnification Agreement	—	583
Other liabilities	536	534
Total liabilities	5,901	4,890

COMMITMENTS AND CONTINGENCIES
Stockholders’ equity
Preferred stock, $0.001 par value: 100 shares authorized, 0.5 shares issued and outstanding at June 28, 2025 and December 31, 2024	482	482
Common stock, $0.001 par value: 700 shares authorized, 156 and 149 shares issued and outstanding at June 28, 2025, respectively, and 154 and 147 shares issued and outstanding at December 31, 2024, respectively	—	—
Additional paid-in capital	2,349	2,315
Retained earnings	71	907
Accumulated other comprehensive loss, net	(161)	(284)
Treasury stock at cost	(127)	(111)
Total stockholders’ equity	2,614	3,309
Total liabilities and stockholders’ equity	$8,515	$8,199

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended		Six Months Ended
(in millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cash Flows From Operating Activities:
Net (loss) income	$(825)	$30	$(819)	$73
Adjustments to reconcile net (loss) income to net cash in operating activities:
Depreciation and amortization	49	28	96	52
Restructuring, impairment and extinguishment costs	2	11	6	18
Stock-based compensation expense	15	15	30	29
Other, net	2	(4)	8	(1)
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	(72)	(91)	(85)	(57)
Inventories, net	(13)	(11)	4	(4)
Other current assets	(35)	6	(26)	9
Accounts payable	109	75	8	31
Accrued liabilities	185	11	73	(78)
Obligations payable under the Indemnification Agreement	847	12	902	20
Other, net	(64)	10	(62)	2
Net cash provided by operating activities	200	92	135	94
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	—	(1,334)	—	(1,334)
Capital expenditures	(20)	(15)	(51)	(36)
Other investing activities, net	—	7	—	6
Net cash used in investing activities	(20)	(1,342)	(51)	(1,364)
Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net	—	582	—	582
Proceeds from issuance of preferred stock, net of issuance costs	—	482	—	482
Repayments of long-term debt	(2)	(3)	(2)	(6)
Acquisition of treasury shares to cover stock award tax withholding	(1)	(2)	(16)	(9)
Preferred stock dividend payments	(8)	—	(17)	—
Other financing activities, net	—	1	2	3
Net cash (used in) provided by financing activities	(11)	1,060	(33)	1,052
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	7	—	10	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	176	(190)	61	(223)
Cash, cash equivalents and restricted cash at beginning of period	578	604	693	637
Cash, cash equivalents and restricted cash at end of period	$754	$414	$754	$414

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Six Months Ended
(in millions, except per share data)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP Net (loss) income	$(825)	$30	$(819)	$73
Less: preferred stock dividends	8	2	17	2
GAAP Net (loss) income available to common stockholders	(833)	28	(836)	71
Indemnification Agreement accrual increase, non-cash component (1)	847	12	902	20
One-time tax impact of Indemnification Agreement	42	—	42	—
Intangible asset amortization	30	13	60	22
Stock-based compensation expense	15	15	30	29
Acquisition and integration costs	3	34	4	34
Restructuring, impairment and extinguishment costs	2	11	6	18
Other (2)	8	1	14	(1)
Tax effect of applicable non-GAAP adjustments (3)	(15)	(22)	(29)	(31)
Non-GAAP Adjusted net income	$99	$92	$193	$162

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP Net (loss) income per diluted common share	$(5.59)	$0.19	$(5.65)	$0.48
Indemnification Agreement accrual increase, non-cash component (1)	5.61	0.08	5.97	0.14
One-time tax impact of Indemnification Agreement	0.28	—	0.28	—
Intangible asset amortization	0.20	0.09	0.40	0.15
Stock-based compensation expense	0.10	0.10	0.20	0.20
Impact of incremental dilutive shares	0.07	—	0.11	—
Acquisition and integration costs	0.02	0.23	0.03	0.23
Restructuring, impairment and extinguishment costs	0.01	0.07	0.04	0.12
Other (2)	0.06	0.01	0.09	(0.01)
Tax effect of applicable non-GAAP adjustments (3)	(0.10)	(0.15)	(0.19)	(0.22)
Non-GAAP Adjusted net income per diluted common share	$0.66	$0.62	$1.28	$1.09
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)For 2025 periods, other includes net periodic benefit costs, excluding service costs, foreign exchange transaction loss (income), and miscellaneous non-operating expenses. For 2024 periods, other includes loss on sale of assets, litigation settlement, gain on sale of investments, and foreign exchange transaction loss (income).
(3)In calculating the tax effect of relevant non-GAAP adjustments, we applied a flat statutory tax rate of 25% for all adjustments prior to 2025. Beginning in 2025, we adjusted our methodology to exclude the tax effect of adjustments that are non-deductible or non-taxable; however, we did not recast historical data. The impact of this change on non-GAAP adjusted net income available to common shareholders and non-GAAP adjusted net income per diluted common share would have resulted in an increase of $3 million and $0.02, respectively, for the three months ended June 29, 2024 and an increase of $5 million and $0.03, respectively, for the six months ended June 29, 2024.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED EBITDA AND NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Six Months Ended
(in millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net revenue	$1,943	$1,589	$3,713	$3,075

GAAP Net (loss) income	$(825)	$30	$(819)	$73
GAAP Net (loss) income as a % of net revenue	(42.5)%	1.9%	(22.1)%	2.4%
Provision for income taxes	87	29	96	59
GAAP (Loss) income before taxes	(738)	59	(723)	132
Indemnification Agreement accrual increase, non-cash component (1)	847	12	902	20
Depreciation and amortization	49	28	96	52
Interest expense, net	24	15	49	28
Stock-based compensation expense	15	15	30	29
Restructuring, impairment and extinguishment costs	2	11	6	18
Acquisition and integration costs	3	34	4	34
Other (2)	8	1	14	(1)
Non-GAAP Adjusted EBITDA	$210	$175	$378	$312
Non-GAAP Adjusted EBITDA as a % of net revenue	10.8%	11.0%	10.2%	10.1%
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)For 2025 periods, other includes net periodic benefit costs, excluding service costs, foreign exchange transaction loss (income), and miscellaneous non-operating expenses. For 2024 periods, other includes loss on sale of assets, litigation settlement, gain on sale of investments, and foreign exchange transaction loss (income).

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended		Six Months Ended
(in millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net revenue	$666	$630	$1,315	$1,250

GAAP Income from operations	$142	$130	$278	$242
GAAP Income from operations as a % of net revenue	21.3%	20.6%	21.1%	19.4%
Stock-based compensation expense	4	4	9	10
Restructuring expenses	2	—	1	5
Other (1)	—	4	—	4
Non-GAAP Adjusted Income from Operations	$148	$138	$288	$261

Depreciation and amortization	19	18	37	35
Non-GAAP Adjusted EBITDA	$167	$156	$325	$296
Non-GAAP Adjusted EBITDA as a % of net revenue	25.1%	24.8%	24.7%	23.7%
(1)For 2024 periods, other includes litigation settlements.

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended		Six Months Ended
(in millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net revenue	$1,277	$959	$2,398	$1,825

GAAP Income from operations	$71	$62	$105	$111
GAAP Income from operations as a % of net revenue	5.6%	6.5%	4.4%	6.1%
Stock-based compensation expense	5	3	9	5
Restructuring expenses	1	—	5	2
Acquisition and integration costs	3	4	4	4
Other (1)	(1)	—	—	—
Non-GAAP Adjusted Income from Operations	$79	$69	$123	$122

Depreciation and amortization	28	8	56	13
Non-GAAP Adjusted EBITDA	$107	$77	$179	$135
Non-GAAP Adjusted EBITDA as a % of net revenue	8.4%	8.0%	7.5%	7.4%
(1)For 2025 periods, other includes miscellaneous non-operating expenses.